As filed with the Securities and Exchange Commission on May 19, 1999

                                              Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              THE COCA-COLA COMPANY
             (Exact name of Registrant as specified in its charter)

                  Delaware                                      58-0628465
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                      Identification No.)

                               One Coca-Cola Plaza
                             Atlanta, Georgia 30313
          (Address, including zip code, of principal executive offices)

                  The Coca-Cola Company 1999 Stock Option Plan
                  The Coca-Cola Company 1991 Stock Option Plan
                  The Coca-Cola Company 1987 Stock Option Plan
                              (Full title of plan)

                          Joseph R. Gladden, Jr., Esq.
                    Senior Vice President and General Counsel
                              The Coca-Cola Company
                               One Coca-Cola Plaza
                             Atlanta, Georgia 30313
                     (Name and address of agent for service)

                                 With a copy to:
                            Carol Crofoot Hayes, Esq.
                 Senior Finance Counsel and Assistant Secretary
                              The Coca-Cola Company
                               One Coca-Cola Plaza
                             Atlanta, Georgia 30313

                                 (404) 676-2121
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           Proposed               Proposed
           Title of                   Amount                Maximum               Maximum            Amount of
         Securities to                 to be            Offering Price           Aggregate        Registration
         Be Registered              Registered           Per Share(1)             Offering            Fee
                                                                                  Price(1)
------------------------------------------------------------------------------------------------------------------
Common Stock, par value            120,000,000            $65.8125            $7,897,500,000        $2,195,505
$.25 per share                        shares
------------------------------------------------------------------------------------------------------------------

(1)    Estimated solely for the purpose of computing the registration fee pursuant to Rule
       457(h) on the basis of the average of the high and low sales prices per share of Common
       Stock of The Coca-Cola Company as  reported on the New York Stock Exchange on May 12,
       1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Certain Documents by Reference

         The following documents have been previously filed by The Coca-Cola Company (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

                 (a) Annual Report on Form 10-K for the year ended December 31, 1998;
                 (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

                  (c) The description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A filed under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.           Description of Securities

         Inapplicable.


Item 5.           Interest of Named Experts and Counsel.

         1. The consolidated financial statements and schedule of the Company appearing (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing (or incorporated by reference) therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

         2. The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Joseph R. Gladden, Jr., Senior Vice President and General Counsel of the Company. On April 21, 1999, Mr. Gladden beneficially owned 605,757 shares of Common Stock of the Company and, under stock option plans of the Company, holds options to purchase 230,446 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify present and former directors, officers, employees or agents for the corporation.

         1. Article Tenth of the Certificate of Incorporation of the Registrant provides:

                  "A. A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  "B. Any repeal or modification of Article Tenth, Paragraph A, by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

         2.       Article Seventh of the By-Laws of the Registrant provides:

                  "Section 1. Indemnification of Directors and Officers; Insurance. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  "The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  "To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  "Any indemnification under the first two paragraphs of this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct set forth in the first two paragraphs of this Section has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

                  "Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by this Section.

                  "The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those indemnified or those who receive advances may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  "The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

                  "The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         The Company has purchased directors' and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

         For the undertaking with respect to indemnification, see Item 9.


Item 7.           Exemptions from Registration Claimed

         Inapplicable.


Item 8.           Exhibits

4.1 The Coca-Cola Company 1999 Stock Option Plan - incorporated herein by reference to Exhibit 10.3 of the Company's
                  Form 10-Q Quarterly Report for the quarter ended March 31,
                  1999

4.2 The Coca-Cola Company 1991 Stock Option Plan, as amended - incorporated herein by reference to Exhibit 10.2 of the Company's Form 10-Q Quarterly Report for the quarter ended March 31, 1999

4.3 The Coca-Cola Company 1987 Stock Option Plan, as amended - incorporated herein by reference to Exhibit 10.1 of the Company's Form 10-Q Quarterly Report for the quarter ended March 31, 1999

5.1 Opinion of Joseph R. Gladden, Jr., Senior Vice President and General Counsel of the Company, regarding the validity of the securities being registered

23.1 Consent of Joseph R. Gladden, Jr., Senior Vice President and General Counsel of the Company (included as part of Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

24.1              Powers of Attorney


Item 9.           Undertakings

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                          (i)   To include any prospectus
                              required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                          (ii) To reflect in the prospectus any
                              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                          (iii) To include any material
                              information with respect to the plan of
                              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                                    (2) That for purposes of determining any
                           liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3) To remove from registration by means of
                           a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 17th day of May, 1999.

                                 THE COCA-COLA COMPANY


                                 By:  /s/ James E. Chestnut
                                      James E. Chestnut
                                      Senior Vice President
                                      and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 17th day of May, 1999:




                                      /s/ M. Douglas Ivester
                                      M. Douglas Ivester
                                      Chairman, Board of Directors, Chief
                                      Executive Officer and a Director
                                      (Principal Executive Officer)



                                      /s/ James E. Chestnut
                                      James E. Chestnut
                                      Senior Vice President and Chief
                                      Financial Officer
                                      (Principal Financial Officer)



                                      /s/ Gary P. Fayard
                                      Gary P. Fayard
                                      Vice President and Controller
                                      (Principal Accounting Officer)

Directors:


             *                                           *
Herbert A. Allen                                     Donald F. McHenry


             *                                           *
Ronald W. Allen                                      Sam Nunn


             *                                           *
Cathleen P. Black                                    Paul F. Oreffice


             *                                           *
Warren E. Buffett                                    James D. Robinson III


             *                                           *
M. Douglas Ivester                                   Peter V. Ueberroth


             *                                           *
Susan B. King                                        James B. Williams






* By: /s/ Carol Crofoot Hayes
      Carol Crofoot Hayes
      Attorney-in-Fact


Date:  May 17, 1999

                                INDEX TO EXHIBITS


Exhibit
  No.                        Exhibit
------    ------------------------------------------------------

4.1 The Coca-Cola Company 1999 Stock Option Plan - incorporated by reference to Exhibit 10.3 of the Company's Form 10-Q Quarterly Report for the quarter ended March 31, 1999

4.2 The Coca-Cola Company 1991 Stock Option Plan, as amended - incorporated herein by reference to Exhibit 10.2 of the Company's Form 10-Q Quarterly Report for the quarter ended March 31, 1999

4.3 The Coca-Cola Company 1987 Stock Option Plan, as amended - incorporated herein by reference to Exhibit 10.1 of the Company's Form 10-Q Quarterly Report for the quarter ended March 31, 1999

5.1 Opinion of Joseph R. Gladden, Senior Vice President and General Counsel of the Company, regarding the validity of the securities being registered

23.1 Consent of Joseph R. Gladden, Senior Vice President and General Counsel of the Company (included as part of Exhibit 5.1)

23.2      Consent of Ernst & Young LLP

24.1      Powers of Attorney